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                                                                   EXHIBIT 99.6

                             OGLEBAY NORTON COMPANY

             SUBSCRIPTION AGREEMENT FOR CONVERTIBLE PREFERRED STOCK

      THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF OGLEBAY NORTON COMPANY ("OGLEBAY NORTON") DATED ______, 2004 (THE "PROSPECTUS"), A COPY OF WHICH IS ENCLOSED HEREWITH AND ARE INCORPORATED HEREIN BY REFERENCE. YOU ARE ADVISED TO REVIEW THE PROSPECTUS BEFORE EXERCISING OR TRANSFERRING YOUR RIGHTS.

      THIS SUBSCRIPTION AGREEMENT (COMPLETED IN FULL ON PAGES 4 AND 5) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON ____________________, 2004 (THE "EXPIRATION TIME"). THE EXERCISE OF THE RIGHTS PURSUANT HERETO MUST ALSO BE EXERCISED PURSUANT TO THE AUTOMATED SUBSCRIPTION OFFER PROGRAM ("ASOP") OF THE DEPOSITORY TRUST COMPANY. ANY RIGHTS THAT REMAIN UNEXERCISED AFTER THE EXPIRATION TIME WILL NO LONGER BE EXERCISABLE AND WILL CEASE TO HAVE ANY VALUE.

      This Subscription Agreement represents the number of rights, CUSIP No. 677007 12 2 (the "RIGHTS") calculated as follows: for each $1,000 in principal amount of allowed Senior Subordinated Notes, CUSIP No. 677007 BU 9 ("NOTES") claims you hold, you have the right to subscribe for and purchase 80 shares of convertible preferred stock, $0.01 par value per share, CUSIP No. 677007 30 4 (the "SHARES") at $10.00 per share. For example, if you hold $10,000 in principal amount of allowed Notes claims, you are entitled to 10 rights, which allows you to subscribe for and purchase 800 Shares at an aggregate purchase price of $8,000.

      To subscribe for the Shares, the Rights holder must present to Wells Fargo Bank, N.A. (the "SUBSCRIPTION AGENT"), on or before the Expiration Time, a properly completed and executed copy of this Subscription Agreement or the "Nominee Holder Confirmation" and the notice of exercise through ASOP together with funds payable through the customary procedures of ASOP for an amount equal to the number of Shares subscribed for multiplied by the purchase price of $10.00 per share (the "SUBSCRIPTION PURCHASE PRICE") for a purchase price of $800 per Right exercised.

      IF AT OR PRIOR TO THE EXPIRATION TIME, THE SUBSCRIPTION AGENT FOR ANY REASON DOES NOT RECEIVE FROM OR ON BEHALF OF A GIVEN HOLDER OF RIGHTS A DULY COMPLETED SUBSCRIPTION AGREEMENT OR THE "NOMINEE HOLDER CONFIRMATION" EXECUTED BY THE BROKER, TRUSTEE OR OTHER NOMINEE AND NOTICE OF EXERCISE THROUGH ASOP ALONG WITH IMMEDIATELY AVAILABLE FUNDS PAYABLE TO THE SUBSCRIPTION AGENT IN AN AMOUNT EQUAL TO THE RIGHT HOLDER'S SUBSCRIPTION PURCHASE PRICE, THE HOLDER OF RIGHTS WILL BE DEEMED TO HAVE RELINQUISHED AND WAIVED ITS RIGHT TO PARTICIPATE IN THE RIGHTS OFFERING.

      If you are a broker, a trustee or other nominee who holds Notes of Oglebay Norton for the account of others on ____________, 2004, the record date for the Rights Offering (the "RECORD DATE"), you should notify the respective beneficial owners of such Notes of the Rights Offering as soon as possible to find out their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owners with respect to the Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete this Subscription Agreement and submit it to the Subscription Agent with the proper payment. If you hold Notes for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of the Notes on the Record Date for the Rights Offering, provided that, you, as a nominee holder, make a proper showing to the Subscription Agent by submitting the form entitled "Nominee Holder Certification," which was provided to you with your Rights Offering materials. YOU MUST ALSO PROVIDE NOTICE OF THE EXERCISE OF SUCH RIGHTS THROUGH ASOP.

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 Oglebay Norton will issue the Shares only if, and at such time as, the effective date of the Plan occurs and the second amended and restated articles of incorporation are filed. Oglebay Norton will hold payments made by holders of Rights participating in this Rights Offering in an interest-bearing escrow account until the earlier of the effective date of the Plan, which we anticipate to occur on _______________, 2004, or the date on which Oglebay Norton withdraws the Plan. If the Rights Offering is terminated or the effective date of the Plan does not occur, Oglebay Norton will return the payments to the participating holders of Rights to the addresses indicated on their respective ballots. Interest will be paid to the holders of Rights only if Oglebay Norton returns the payments for the reasons stated above; otherwise, Oglebay Norton will not pay interest to the holders of Rights electing to subscribe for and purchase the Shares.

      THE METHOD OF DELIVERY OF THE SUBSCRIPTION AGREEMENTS WILL BE AT THE ELECTION AND RISK OF YOU, AS THE RECORD HOLDER. IF SENT BY MAIL IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IF SENT BY FACSIMILE, IT IS RECOMMENDED THAT YOU CALL THE SUBSCRIPTION AGENT TO CONFIRM RECEIPT THEREOF. IN EITHER CASE, A SUFFICIENT NUMBER OF DAYS SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION TIME. PAYMENT OF THE SUBSCRIPTION PURCHASE PRICE WILL BE MADE IN ACCORDANCE WITH CUSTOMARY PROCEDURES OF ASOP.

      The Rights are transferable; provided, however, that any Rights held by an affiliate of Oglebay Norton may generally only be resold pursuant to a valid exemption under the Securities Act of 1933.

      After you have subscribed to purchase the Shares, the subscription may not be revoked.

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      THIS RIGHTS OFFERING HAS BEEN REGISTERED ONLY UNDER THE FEDERAL LAWS OF
THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES.

      IN ORDER TO EXERCISE ANY RIGHTS, THIS SUBSCRIPTION AGREEMENT MUST BE FILLED OUT AND EXECUTED ON PAGES 4 AND 5 OR THE "NOMINEE HOLDER CERTIFICATE" MUST BE FILLED OUT AND EXECUTED, AND DELIVERED TOGETHER WITH PAYMENT FOR THE SUBSCRIPTION PURCHASE PRICE, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME.

      YOU ARE ENTITLED TO THE NUMBER OF RIGHTS EQUAL TO ONE RIGHT TO PURCHASE 80 SHARES FOR EVERY $1,000 IN PRINCIPAL AMOUNT OF ALLOWED NOTES CLAIMS YOU HOLD AS OF THE RECORD DATE AND TO SUBSCRIBE FOR THE SHARES UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

      Beneficial holders of Rights with addresses outside of the United States who wish to exercise their rights must contact Oglebay Norton to receive instructions on how to exercise their Rights. Oglebay Norton can be contacted at:

                             Oglebay Norton Company
                               North Point Tower
                        1001 Lakeside Avenue, 15th Floor
                             Cleveland, Ohio 44114
                          Attention: Rochelle F. Walk
                  Vice President, General Counsel and Secretary
                              Phone: 216-861-3300
                               Fax: 216-861-2313

      This Subscription Agreement shall be governed by the laws of the State of Ohio, without regard to any conflicts of laws principles.


                 PLEASE PROVIDE ALL OF THE FOLLOWING INFORMATION

A. Number of Shares subscribed for: _________                                  B. Amount of Payment: $____________

   (Calculated as follows:  for each $1,000 in principal amount of                (Multiply number of Shares subscribed for by the
   allowed Notes claims you hold, you have the right to subscribe for             Subscription Purchase Price of $10.00 per Share.)
   and purchase 80 Shares.)

C. VOI Number: ______________________

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      I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

Name of each subscriber (Please Print):

________________________________________________

________________________________________________

Address (including Zip Code):

________________________________________________

________________________________________________

________________________________________________

Telephone Number(s):
________________________________________________

Signature of each subscriber:

________________________________________________

________________________________________________

Date:
________________________________________________

                                       4
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      TO EXERCISE THE RIGHTS, YOU MUST COMPLETE THIS SUBSCRIPTION AGREEMENT OR
THE "NOMINEE HOLDER CERTIFICATE" AND DELIVER IT ALONG THE FULL AMOUNT OF THE SUBSCRIPTION PURCHASE PRICE TO THE SUBSCRIPTION AGENT, ON OR PRIOR TO THE EXPIRATION TIME AT THE FOLLOWING ADDRESS:

                             Wells Fargo Bank, N.A.
                           Sixth and Marquette Avenue
                          Minneapolis, Minnesota 55479
                          Attention: Patty Adams
                         Facsimile No.: (612) 667-9825

      The payment of the Subscription Purchase Price will be made in accordance with customary procedures of ASOP.

      If the amount of the payment is not sufficient to pay the Subscription Purchase Price for all of the Shares that are stated to be subscribed for or if the number of the Shares being subscribed for is not specified, the number of the Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount of your payment exceeds the Subscription Purchase Price for all of the Shares that you have subscribed to purchase, the Subscription Agent shall return the excess amount to you without interest or deduction.